Exhibit (21)

                     LIST OF SUBSIDIARIES OF HSB GROUP, INC.


NAME OF COMPANY                                            STATE/JURISDICTION OF
                                                               INCORPORATION/
                                                                 FORMATION

The Allen Insurance Company                                         Bermuda
The Boiler Inspection and Insurance Company of Canada
(wholly-owned by HSB Engineering Insurance Ltd.)                    Canada
EIG, Co.                                                            Delaware
The Hartford Steam Boiler Inspection
and Insurance Company                                               Connecticut
The Hartford Steam Boiler Inspection
and Insurance Company of Connecticut                                Connecticut
The Hartford Steam Boiler Inspection and
 Insurance Company of Texas                                         Texas
Hartford Steam Boiler International GmbH                            Germany
Hartford Steam Boiler (Singapore) PTE Ltd.                          Singapore
HSB Associates, Inc.                                                New York
HSB Capital I                                                       Delaware
HSB Capital II                                                      Delaware
HSB Engineering Finance Corporation                                 Delaware
HSB Engineering Insurance Limited (wholly-owned by EIG Co.)
                                                                    England
HSB Haughton Engineering Insurance Services, Ltd. (wholly-owned by
HSB Engineering Insurance Limited)                                  England
HSB Investment Corporation                                          Connecticut
HSB Professional Loss Control, Inc.                                 Tennessee
HSB Reliability Technologies Corp.                                  Florida
Integrated Process Technologies, LLC (51% owned)                    Delaware
One State Street Intermediaries                                     Connecticut
Ra-Hart Investment Company                                          Texas